Exhibit 1.1


                        [FORM OF UNDERWRITING AGREEMENT]







                                      $[ ]


                        Marsh & McLennan Companies, Inc.


            $[    ] principal amount of [  ]% Senior Notes due [  ]


                             UNDERWRITING AGREEMENT







[Date]


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                                                              [Date]



[Name of Representative]
    For themselves and as Representative
    of the other Underwriters named in
    Schedule I hereto

c/o [Address for Representative]

Dear Sirs and Mesdames:

     Marsh & McLennan Companies, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to each of the Underwriters named in Schedule I
hereto (collectively, the "Underwriters") for whom [            ] is acting as
representative (in such capacity, the "Representative"), the principal amount of its securities identified in Schedule II hereto (the "Notes"), to be issued under an indenture dated as of June 14, 1999 (the "Original Indenture") and a [ ] supplemental indenture relating to the Notes to be dated the Closing Date (the "Supplemental Indenture", and, together with the Original Indenture, the "Indenture"), between the Company, as issuer, and U.S. Bank National Association (as successor to State Street Bank and Trust Company), as trustee (the "Trustee").

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-[ ]) for the registration of the offer and sale of certain securities, including the Notes, from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), and the Company has filed such post-effective amendments thereto as may be required prior to the date hereof. Such registration statement, as so amended, has been declared effective by the Commission, and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement reflecting the terms of the Notes, the terms of the offering thereof and the other matters set forth therein, pursuant to Rule 424(b) under the Securities Act. The registration statement, in the form in which it became effective and all post-effective amendments thereto, is herein called the "Registration Statement". The prospectus in the form in which it appears in the Registration Statement is hereinafter referred to as the "Basic Prospectus". The term "Prospectus" means the Basic Prospectus together with the final prospectus supplement (the "Prospectus Supplement") relating to the sale of the Notes by the Underwriters

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in the form first used to confirm sales of Notes. If the Company has filed an abbreviated registration statement to register additional Notes or other debt securities pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any preliminary prospectus, the Prospectus, the Basic Prospectus and the Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of this Agreement, and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, the Prospectus, the Basic Prospectus and the Prospectus Supplement shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder that are deemed to be incorporated by reference therein.

     1. Representations and Warranties of the Company. The Company represents and warrants to and agrees with the Representative that:

               (i) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

               (ii) At the respective times the Registration Statement and any post-effective amendments thereto became effective, at the date hereof and at the Closing Date, the Registration Statement and any amendments thereto did not, do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and complied, comply and will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder. At the date of the Prospectus and at the Closing Date, neither the Prospectus nor any amendment or supplement thereto contained or contains and, as amended or supplemented, if applicable, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus or any amendment or supplement thereto based upon information relating to the


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          Underwriters furnished to the Company in writing by you expressly for use therein.

               (iii) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (iv) Each subsidiary of the Company listed on Schedule III hereto, each a "Significant Subsidiary," has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; except as described or incorporated by reference in or contemplated by the Prospectus, all of the issued shares of capital stock of each Significant Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

               (v) This Agreement has been duly authorized, executed and delivered by the Company.

               (vi) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus. All of the outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable.

               (vii) The Original Indenture and the Supplemental Indenture have each been duly and validly authorized by all


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          necessary corporate action by the Company; the Original Indenture has been duly executed and delivered by the Company and is, and upon the due authorization, execution and delivery by the Trustee, the Supplemental Indenture will be, each a valid, binding and enforceable agreement of the Company, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Indenture has been duly qualified under the Trust Indenture Act. The Notes and the Indenture will conform, in each case in all material respects to the descriptions thereof contained in the Prospectus.

               (viii) The Notes have been duly and validly authorized by all necessary corporate action by the Company and, when duly authenticated and delivered by the Trustee against payment in accordance with the terms of the Indenture and this Agreement, will be valid, binding and enforceable obligations of the Company (assuming the due authorization, execution and delivery of the Indenture by the Trustee and the due authorization and delivery of the Notes by the Trustee in accordance with the Indenture) and entitled to the benefits of the Indenture, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). When duly executed, authenticated, issued, delivered and paid for as provided herein and in the Indenture, the Notes will constitute direct, general, senior, unsecured and unconditional obligations of the Company and will rank pari passu with all other present and future senior, unsecured indebtedness of the Company (other than obligations preferred by statute or operation of law).

               (ix) The execution, delivery and performance by the Company of this Agreement and the Indenture, the issuance, authentication, sale and delivery of the Notes and compliance by the Company with the terms thereof, and the consummation of the transactions contemplated herein and therein, will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or


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          any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, except for any such contraventions which, individually or in the aggregate, would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and no consent, approval, authorization or order of or qualification with, any governmental body or agency is required for the execution, delivery and performance by the Company of this Agreement or the Indenture, the issuance, authentication, sale and delivery of the Notes and compliance by the Company with the terms thereof, and the consummation of the transactions contemplated by this Agreement or the Indenture, except for the registration of the Notes under the Securities Act, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, filings, registrations or qualifications (A) which shall have been obtained or made prior to the Closing Date and (B) as may be required to be obtained or made under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Notes by the Underwriters.

               (x) There has not occurred any material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

               (xi) To the knowledge of the Company, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties or assets of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required.

               (xii) The Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus will not be, or be required to register as, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.


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               (xiii) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company; there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include such securities with the Notes registered pursuant to the Registration Statement.

     2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the Underwriters, and the Underwriters, severally and not jointly, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agree to purchase from the Company at the purchase price set forth in Schedule II hereto, the principal amount of Notes set forth opposite such Underwriter's name in Schedule I hereto.

     3. Terms of Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of the Notes. The Company is further advised by you that the Notes are to be offered to the public on the terms set forth in the Prospectus.

     4. Payment and Delivery. Payment for the Notes shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Notes for the account of the Underwriters on the date and at the time specified in Schedule II hereto, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 10 hereof (such date and time of delivery and payment for the Notes being herein called the "Closing Date"). Delivery of the Notes shall be made to the Representative against payment by the Underwriters of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Notes shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

     5. Conditions to the Underwriters' Obligations. The obligations of the Company to sell the Notes to the Underwriters and the obligation of the Underwriters to purchase and pay for the Notes on the Closing Date are subject to the conditions that the Registration Statement shall be effective on the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for that purpose shall be pending before or threatened by the Commission.


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     The obligation of the Underwriters is subject to the following further conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

               (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change with negative implications, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

               (ii) there shall not have occurred any change, or any development involving a change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus.

          (b) The Representative shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in the first paragraph of this
     Section 5, in Section 5(a), and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

          (c) The Indenture shall have been duly and validly executed and delivered by the Company and the Trustee.

          (d) The Representative shall have received on the Closing Date an opinion of William L. Rosoff, general counsel for the Company, dated the Closing Date, to the effect that:


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               (i) the Company has been duly incorporated and is validly
          existing and in good standing under the laws of the State of Delaware;

               (ii) the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

               (iii) each Significant Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and, except as described or incorporated by reference in or contemplated by the Prospectus, all the issued shares of capital stock of each Significant Subsidiary have been duly authorized and validly issued, are fully-paid and non-assessable, and are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, equities or claims;

               (iv) the Company has the corporate power and corporate authority to conduct its business and own its properties, in each case as described in the Prospectus;

               (v) the issuance and sale of the Notes have been duly authorized by the Company and the Notes, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company entitled to the benefits of the Indenture, and enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (A) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect relating to creditors' rights generally and
          (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law);

               (vi) the Indenture has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, and enforceable against the Company


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          in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The Indenture has been qualified under the Trust Indenture Act and the Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus;

               (vii) this Agreement has been duly authorized, executed and delivered by the Company;

               (viii) the execution, delivery and performance by the Company of this Agreement and the Indenture, the issuance, authentication, sale and delivery of the Notes and compliance by the Company with the terms thereof, and the consummation of the transactions contemplated herein and therein, will not conflict with or result in any violation of any order of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or in a breach of any of the terms or provisions of, or constitute a default under, any agreement or instrument required to be filed as an exhibit to a form under the Exchange Act pursuant to Item 601 of Regulation S-K, in each case to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, except for any such violations, breaches, conflicts or defaults which individually or in the aggregate would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

               (ix) no Governmental Approval is required for the registration of the Notes by the Company or the consummation by the Company of the transactions contemplated by this Agreement and the Indenture, each in accordance with the terms of this Agreement and the Indenture, except such as have been made or obtained and except those which are not required to be obtained, made or taken prior to the date hereof;

               (x) other than as set forth or contemplated or incorporated by reference in the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of such


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          counsel, overtly threatened to which the Company or any of its
          Significant Subsidiaries is a party or to which any property of the Company or any of its Significant Subsidiaries is or may be subject which, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, operations or condition, financial or otherwise, of the Company and its subsidiaries taken as a whole; and such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

               (xi) such counsel does not know of any right to require the Company to register any securities for offering and sale under the Securities Act by reason of the filing of the Registration Statement with the Commission; such counsel does not know of any right to require the Company to register any securities for offering and sale under the Securities Act by reason of the sale of the Notes by the Company;

               (xii) the Company is not, and after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended;

               (xiii) the statements in or incorporated by reference into the Company's Annual Report on Form 10-K for the year ended December 31, [ ] and the Company's Quarterly Report on Form 10-Q for the quarter
          ended [      ] under "Regulation", "Legal Proceedings" and "Certain
          Relationships and Related Transactions", insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present in all material respects the information called for with respect to such legal matters, documents or proceedings;

               (xiv) the statements in the Prospectus in the sections entitled "Description of Debt Securities," "Description of Notes" and "Underwriting" (to the extent that they relate to this Agreement), have been reviewed by such counsel and fairly summarize the provisions described in all material respects;

               (xv) (A) the Registration Statement and the Prospectus, in each case excluding the documents incorporated by reference therein, as of their respective effective or issue date, complied as


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          to form in all material respects with the requirements of the
          Securities Act and (B) the documents incorporated by reference into the Registration Statement, as of their respective dates of filing with the Commission, complied as to form in all material respects with the requirements of the Exchange Act (excluding in the case of both clause (A) and (B) the financial statements, financial statement schedules and other financial or statistical data included in or excluded from such documents); and

               (xvi) such counsel shall state that no facts have come to his attention that has led him to believe that (except for the financial statements, financial statement schedules and other financial or statistical data included or incorporated by reference in the Registration Statement or excluded therefrom or the exhibits thereto, as to which such counsel need not express a belief) the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     For purposes of the foregoing opinion, the term "Applicable Laws" means the Delaware General Corporation Law and those laws, rules and regulations of the State of New York and the United States of America that, in the experience of such counsel, are normally applicable to transactions of the type contemplated by this Agreement and the Indenture (but without such counsel having made any special investigation concerning any other laws, rules or regulations), provided that the term "Applicable Laws" does not include (1) any federal or state securities or blue sky laws or (2) any anti-fraud laws. The term "Governmental Authorities" means any New York or federal executive, legislative, judicial, administrative or regulatory body under Applicable Laws and the term "Governmental Approval" means any consent, approval, license, authorization or validation of or filing, recording or registration with, any Governmental Authority pursuant to Applicable Laws.

     In giving the opinions set forth in paragraphs (xv) and (xvi) above, such counsel may state that he does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus and has made no independent check or verification thereof except as set forth in paragraphs (xiii) and (xiv).


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     In rendering the opinions set forth above, such counsel (i) may state that the opinion is limited to the General Corporation Law of the State of Delaware, the laws of the State of New York and the federal laws of the United States and
(ii) may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials or jurisdictions having custody of documents respecting the corporate existence or good standing of the Company.

          (e) The Representative shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, with respect to certain of the matters covered in subsection
     (d) above and such other related matters as the Underwriters may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

          (f) The Representative shall have received on the Closing Date, a letter dated the Closing Date, in form and substance satisfactory to the Representative, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

     6. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with the Underwriters as follows:

          (a) To make available to you, without charge, two signed copies of the Registration Statement (including exhibits thereto) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

          (b) In connection with the offering of the Notes, before amending or supplementing the Prospectus to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.


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

          (c) If, during such period after the first date of the public offering of the Notes as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by the Underwriters or any dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare and subject to Section 6(b), file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Notes may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d) To endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

          (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the
     twelve-month period ending [       ] that satisfies the provisions of
     Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          (f) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Notes under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, all costs and expenses related to the transfer and delivery of the Notes to the Underwriters, including any transfer or other taxes payable thereon, the cost of printing or producing any Blue Sky memorandum in connection with the offer and sale of the Notes under state securities laws and all expenses in connection with the qualification of the Notes for offer and sale under state securities laws as


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

     provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky memorandum, all costs and expenses related to the listing of the Notes on the Luxembourg Stock Exchange, all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Notes by the National Association of Securities Dealers, Inc., the cost of printing the Notes, the costs and charges of the Trustee, the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show and all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 7 entitled "Indemnity and Contribution", and the last paragraph of Section 9 below, each Underwriter will pay all of its costs and expenses in connection with the resale of any of the Notes by it and any advertising expenses connected with any offers it may make.

     7. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus or any amendments or supplements thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through the Representative expressly for use therein and except, that with respect to any Preliminary Prospectus, such indemnity shall not inure to the benefit of any Underwriter (or the benefit of any person controlling any Underwriter) if the person asserting any such losses, liabilities, claims, damages or expenses purchased the Notes that are the subject thereof from any Underwriter and if such person was not sent or given a copy of the Prospectus at or prior to confirmation of the sale of such Notes to such person in any case where such sending or giving is required by the Securities Act and the untrue statement or omission of a material fact contained in such Preliminary Prospectus was corrected in the Prospectus, provided such Prospectus was delivered to you in accordance with Section 6(a).

     (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity contained in subsection (a) of this Section, but only with reference to information relating to the Underwriters furnished to the Company in writing by or on behalf of any Underwriter through the Representative expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or Section 7(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding; but the failure so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party failed to retain satisfactory counsel in a timely manner. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter and such control persons of such Underwriter shall be designated in writing by the Representative in the case of parties indemnified pursuant to Section 7(a); and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 7 is unavailable to an indemnified party or insufficient in amount in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes or if the allocation provided above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Notes (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate initial public offering price of the Notes as set forth on such cover. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of Sections 7(d) and 7(e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity. The obligations of the Underwriters in this subsection (e) and subsection (d) above, to contribute are several in proportion to their respective underwriting obligations with respect to such Notes and not joint.

     (f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of any termination of this Agreement, any investigation made by or on behalf of the Underwriters or any person controlling the Underwriters or by or on behalf of the Company, its officers or directors or any person controlling the Company and acceptance of and payment for any of the Notes.

     8. Termination. This Agreement shall be subject to termination by notice given by you to the Company if after the execution and delivery of this Agreement and prior to the Closing Date, (a) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (b) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (c) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (d) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and, in the case of any of the events specified in clauses (a) through (d), such event, singly or together with any other such event, makes it, in your judgment, impracticable or inadvisable to market the Notes on the terms and in the manner contemplated in the Prospectus.

     9. Defaulting Underwriters. (a) If any Underwriter shall default in its obligations to purchase the Notes which it has agreed to purchase at the Closing Date under this Agreement, the Representative may in its discretion arrange for themselves or another party or other parties to purchase such Notes on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representative does not arrange for the purchase of such Notes, then the Company shall be entitled to a further thirty-six hours within which to procure another party or parties reasonably satisfactory to the Representative to purchase such Notes on such terms. In the event that, within the respective prescribed period, the Representative notifies the Company that they have so arranged for the purchase of the Notes, or the Company notifies the Representative that it has so arranged for the purchase of such Notes, the Representative or the Company shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, as amended or supplemented, or in any other documents or arrangements, the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representative may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Notes.

     (b) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate principal amount of such Notes which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of the Notes to be purchased on the Closing Date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes which such Underwriter has agreed to purchase under this Agreement and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Notes which such Underwriter agreed to purchase under this Agreement) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate principal amount of Notes which remains unpurchased exceeds one-eleventh of the aggregate principal amount of the Notes to be purchased on the Closing Date, as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase the Notes of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the

Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 7 hereof, but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     10. Effectiveness. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

     11. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     12. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

     13. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                        Very truly yours,

                                        MARSH & McLENNAN COMPANIES, INC.

                                        By:
                                            --------------------------------
                                            Name:
                                            Title:


Confirmed and Accepted
as of the date hereof:


[NAME OF REPRESENTATIVE]


    ----------------------------------
    Name:
    Title:


For Themselves and As Representative of the other
Underwriters named in Schedule I hereto

                                   SCHEDULE I


                                                          Principal Amount
                                                            of Notes due
Underwriter                                                     [ ]
-----------                                               ----------------

[           ]...........................................   $  [      ]
[           ]...........................................      [      ]
[           ]...........................................      [      ]
[           ]...........................................      [      ]
                                                          ================
   Total................................................   $  [      ]
                                                          ================

                                  SCHEDULE II


Underwriting Agreement dated [          ]

Registration Statement No. 333-[     ]

Representative:   [                ]

Title, Purchase Price and Description of Securities:

     Title and Principal Amount:

            $[      ] principal amount of [   ]% Senior Notes due [    ]

     Purchase Price:

            [   ]% of the principal amount of the notes due [    ]

Closing Date, Time and Location:   [      ] at 10:00 A.M. (EST) at the offices
                                   of Davis Polk & Wardwell, 450 Lexington
                                   Avenue, New York, New York 10017

                                  SCHEDULE III


Significant Subsidiaries of Marsh & McLennan Companies, Inc.

1. Marsh Inc.
2. Putnam, LLC
3. Mercer Inc.


                                     III-1